Triple Crown Media, Inc. Announces Nasdaq Staff Deficiency Letter

    LAWRENCEVILLE, Ga., April 21 /PRNewswire-FirstCall/ -- On April 15, 2008 Triple Crown Media, Inc. (Nasdaq: TCMI) received notification from The Nasdaq Stock Market that for the last 30 consecutive trading days TCMI's common stock has not maintained a minimum market value of publicly held shares of $15,000,000 as required for continued inclusion by Marketplace Rule 4450(b)(3) (the "Rule"). TCMI will be provided 90 calendar days, or until July 14, 2008, to regain compliance. If, at anytime before July 14, 2008, the market value of publicly held shares of TCMI's common stock is $15,000,000 or more for 10 consecutive trading days, written notification will be sent stating that TCMI has achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated by July 14, 2008, TCMI's securities will be delisted from The Nasdaq Global Market.

CONTACT:
Robert Prather, Jr., President and Chief Executive Officer, +1-404-266-8333, or Mark G. Meikle, Executive Vice President and Chief Financial Officer, +1-859-226-4376, both of Triple Crown Media, Inc.